AMENDMENT #1 TO
                      $150 MILLION EBITDA INCENTIVE PROGRAM

         This Amendment to the $150 Million EBITDA Incentive Program (the "Plan") is adopted this 30th day of December, 2005.

         WHEREAS, General Communication, Inc. (the "Company") has adopted and maintains the Plan and the Company has the authority to amend the Plan at any time;

         WHEREAS, pursuant to the transition rules available under IRS Notice 2005-1 and the Proposed Treasury Regulations under Section 409A of the Internal Revenue Code of 1986, as amended, the Company may amend the Plan to specify payment dates for benefits to be paid from the Plan;

         WHEREAS, the Company also desires to amend the Plan with respect to the calculation of benefits;

         NOW THEREFORE, the Company amends the Plan as provided below.

                                    AMENDMENT

         1. The paragraph of the Plan titled "Non recurring amounts shall not be included:" is amended by the addition of the following paragraph:

                         Notwithstanding the above, EBITDA shall include (a) the proceeds from the company's settlement with AT&T during 2005 and (b) the company's bad debt recovery during 2005 from MCI.

         2. The following is added under the section titled "SENIOR OFFICER GROUP":

                         Notwithstanding the above, (a) solely in the case of Wilson Hughes, the full amount payable under this Plan to Wilson Hughes shall be paid in one lump sum cash payment on December 29, 2005, with such cash payment to be determined based on the closing price of the company stock on December 27, 2005, and (b) solely in the case of Dana Tindall, 75% of the full amount payable under this Plan to Dana Tindall shall be paid in one lump sum cash payment on January 10, 2006, with such cash payment to be determined based on the closing price of the company stock on December 27, 2005, and the remaining 25% of the amount payable under this Plan to Dana Tindall to be paid (and valued) in 2007 in accordance with the terms of this Plan.
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         IN WITNESS WHEREOF, the Company has authorized the undersigned individual to execute this Amendment as of the date first above written.

                                       GENERAL COMMUNICATION, INC.

                                       By: /s/ Ronald A. Duncan

                                       Title: President